Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports First Quarter 2012 Financial Results

•	First quarter revenue of $146.6 million

•	First quarter net income of $1.5 million

•	First quarter net income per diluted share of $0.03

FRAMINGHAM, MA - May 8, 2012 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the quarter ended March 31, 2012. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. Those prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the first quarter of 2012 of $146.6 million was flat when compared to $146.4 million for the same period in 2011. Operating income for the first quarter of 2012 was $3.4 million, compared to $8.3 million for the first quarter of 2011, a decrease of 58.8% year-over-year. First quarter 2012 adjusted EBITDA, a non-GAAP financial measure, was $9.1 million, compared to $11.8 million for the same period in 2011, a decrease of 22.8% year-over-year. Net income for the first quarter of 2012 was $1.5 million, compared to $5.3 million for the same period in 2011, a decrease of 71.5% year-over-year. First quarter 2012 net income per diluted share was $0.03, compared to $0.12 per diluted share for the first quarter of 2011.

“Ameresco's first quarter revenue was in line with our expectations for this seasonally slow period, and reflects a comparison against an unseasonably strong first quarter last year,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “The investments that we made to solidify our market position and expand our service offerings during 2011 combined with lower than expected employee utilization rates led to an increase in salaries and benefits expense during the first quarter. While slightly impacting net income compared to our expectations, these investments contributed to strengthening Ameresco's market position during the first quarter as evidenced by an improvement in pipeline activity. During the first quarter, total construction backlog increased 10% year-over-year, driven by a 51% year-over-year increase in awarded projects. Further, the amount of new proposals in our pipeline increased 14% year-over-year. We are very pleased that the favorable trends within our pipeline continued into the first quarter. We believe that we are well positioned to meet our expectations as well as our long-term growth targets and are leaving our 2012 guidance unchanged.”

Additional First Quarter 2012 Operating Highlights:

•	Revenue generated from backlog was $103.3 million for the first quarter of 2012, a decrease of 13% year-over-year.

•	All other revenue was $43.2 million for the first quarter of 2012, an increase of 54% year-over-year.

•	Total construction backlog was $1.28 billion as of March 31, 2012 and consisted of:

•
$412.7 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months, on average; and

•	$871.5 million of awarded projects, which represents estimated future revenue for projects for which contracts are expected to be signed over the next 6-12 months, on average.

FY 2012 Guidance
Ameresco's guidance for the fiscal year ending December 31, 2012 remains unchanged as follows: total revenue in the range of $800 million to $825 million; and net income in the range of $39.5 million to $42.5 million. This guidance assumes continued improvement in the environment for converting awarded projects to signed contracts for the balance of the year.

Webcast Reminder

Ameresco will hold its earnings conference call today, May 8, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's first quarter 2012 results, business outlook and strategy. Participants may access the conference call by dialing domestically 888.713.4218 or internationally 617.213.4870. The passcode is 42335947. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish only to listen to the conference call webcast may do so by visiting the "Investor Relations" section of the Company's website at www.ameresco.com and following the instructions.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PR9WNYTMG. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quicker access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 62 offices in 34 states and five Canadian provinces. Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on March 15, 2012. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2011	2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,277,366	$38,435,362
Restricted cash	12,372,356	12,587,427
Accounts receivable, net	109,296,773	84,952,455
Accounts receivable retainage	26,089,216	20,539,058
Costs and estimated earnings in excess of billings	69,251,022	51,524,518
Inventory, net	8,635,633	8,776,498
Prepaid expenses and other current assets	8,992,963	6,183,681
Income tax receivable	9,662,771	10,287,965
Deferred income taxes	6,456,671	6,456,671
Project development costs	6,027,689	6,860,433
Total current assets	283,062,460	246,604,068
Federal ESPC receivable	110,212,186	124,282,323
Property and equipment, net	7,086,164	7,695,397
Project assets, net	177,854,734	181,531,005
Deferred financing fees, net	2,994,692	2,881,730
Goodwill	47,881,346	47,922,855
Intangible assets, net	12,727,528	11,071,284
Other assets	3,778,357	3,989,931
	362,535,007	379,374,525
	$645,597,467	$625,978,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$11,563,983	$12,370,976
Accounts payable	93,506,089	71,419,981
Accrued expenses and other current liabilities	8,917,723	10,755,461
Book overdraft	7,297,122	—
Billings in excess of cost and estimated earnings	26,982,858	27,947,000
Total current liabilities	148,267,775	122,493,418
Long-term debt, less current portion	196,401,588	197,284,536
Deferred income taxes	29,953,103	29,402,775
Deferred grant income	6,024,099	5,938,793
Other liabilities	28,529,867	28,138,625
	$260,908,657	$260,764,729

	December 31,	March 31,
	2011	2012
		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2011 and March 31, 2012	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,713,837 shares issued and 25,880,553 outstanding at December 31, 2011, 31,251,858 shares issued and 26,418,574 outstanding at March 31, 2012	3,071	3,125
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2011 and March 31, 2012	1,800	1,800
Additional paid-in capital	86,067,852	89,115,280
Retained earnings	161,335,621	162,840,919
Accumulated other comprehensive loss	(1,868,352)	(129,421)
Minority interest	63,614	71,314
Less — treasury stock, at cost, 4,833,284 shares, respectively	(9,182,571)	(9,182,571)
Total stockholders' equity	236,421,035	242,720,446
	$645,597,467	$625,978,593

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2011	2012
	(Unaudited)
Revenue:
Energy efficiency revenue	$106,193,265	$113,382,670
Renewable energy revenue	40,226,504	33,190,699
	146,419,769	146,573,369
Direct expenses:
Energy efficiency expenses	86,361,423	89,619,775
Renewable energy expenses	32,075,313	27,729,784
	118,436,736	117,349,559
Gross profit	27,983,033	29,223,810
Operating expenses:
Salaries and benefits	10,084,732	14,369,212
Project development costs	4,401,577	4,216,352
General, administrative and other	5,193,334	7,213,456
	19,679,643	25,799,020
Operating income	8,303,390	3,424,790
Other expenses, net	(900,437)	(1,337,605)
Income before provision for income taxes	7,402,953	2,087,185
Income tax provision	(2,114,668)	(581,887)
Net income	5,288,285	1,505,298
Net income per share attributable to common shareholders:
Basic	$0.13	$0.03
Diluted	$0.12	$0.03
Weighted average common shares outstanding:
Basic	41,322,276	44,145,093
Diluted	45,823,090	46,128,417
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	18.7%	21.0%
Renewable energy revenue	20.3%	16.5%
Total	19.1%	19.9%
Operating expenses as a percent of revenue	13.4%	17.6%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$8,303,390	$3,424,790
Depreciation, amortization and impairment	2,682,401	4,939,247
Stock-based compensation	859,050	781,453
Adjusted EBITDA	$11,844,841	$9,145,490
Adjusted EBITDA margin	8.1%	6.2%
Construction backlog:
Awarded	$577,192,000	$871,462,874
Fully-contracted	588,661,000	412,676,044
Total construction backlog	$1,165,853,000	$1,284,138,918
Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2011	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$5,288,285	$1,505,298
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation of project assets	2,210,612	2,605,030
Depreciation of property and equipment	471,789	677,973
Amortization of deferred financing fees	110,833	133,287
Amortization of intangible assets	—	1,656,244
Provision for bad debts	24,186	53,636
Stock-based compensation expense	859,050	781,453
Deferred income taxes	2,692,134	(550,328)
Excess tax benefits from stock-based compensation arrangements	(391,297)	(1,202,597)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	40,912,909	10,082,814
Accounts receivable	(7,620,850)	24,537,183
Accounts receivable retainage	1,439,552	5,692,808
Federal ESPC receivable	(36,506,536)	(14,070,137)
Inventory	(1,633,214)	(140,865)
Costs and estimated earnings in excess of billings	(6,143,202)	17,780,552
Prepaid expenses and other current assets	(21,209)	2,825,403
Project development costs	921,076	(831,959)
Other assets	619,317	(174,600)
Increase (decrease) in:
Accounts payable, accrued expenses and other accrued liabilities	(23,204,150)	(20,527,498)
Billings in excess of cost and estimated earnings	(4,546,509)	897,751
Other liabilities	4,342,540	870,642
Income taxes payable	(5,446,587)	606,671
Net cash (used in) provided by operating activities	(25,621,271)	33,208,761
Cash flows from investing activities:
Purchases of property and equipment	(895,230)	(1,276,533)
Purchases of project assets	(6,591,203)	(10,002,946)
Grant awards and rebates received on project assets	6,695,711	3,838,766
Net cash used in investing activities	(790,722)	(7,440,713)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	391,297	1,202,597
Book overdraft	—	(7,297,122)
Payments of financing fees	(50,589)	(20,325)
Proceeds from exercises of options	1,416,091	1,063,432
Proceeds from (payments on) senior secured credit facility	5,000,000	(6,428,571)
Proceeds from long-term debt financing	5,500,089	—
Minority interest	—	7,700
Restricted cash	(587,567)	(1,430,592)
Payments on long-term debt	(911,878)	(807,464)
Net cash provided by (used in) financing activities	10,757,443	(13,710,345)
Effect of exchange rate changes on cash	313,165	100,293
Net (decrease) increase in cash and cash equivalents	(15,341,385)	12,157,996
Cash and cash equivalents, beginning of year	44,691,021	26,277,366
Cash and cash equivalents, end of period	$29,349,636	$38,435,362

Exhibit A: Non-GAAP Financial Measures
Ameresco defines adjusted EBITDA as operating income before depreciation, amortization of intangible assets and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's adjusted EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses adjusted EBITDA as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.